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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


     Date Of Report (Date Of Earliest Event Reported):  November 22, 1998


                        EAGLE HARDWARE & GARDEN, INC.
            (Exact Name Of Registrant As Specified In Its Charter)


     WASHINGTON                      0-19830                   91-1465348
(State Of Incorporation)          (Commission                (IRS Employer
                                  File Number)              Identification No.)


                                 981 Powell Avenue
                              Renton, Washington 98055
                                   (425) 227-5740
     (Address And Telephone Number Of Registrant's Principal Executive Offices)



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ITEM 5.   OTHER EVENTS.

          On November 22, 1998, Eagle Hardware & Garden, Inc., a Washington corporation (the "Company"), Lowe's Companies, Inc., a North Carolina corporation ("Lowe's"), and Mariner Merger Corporation, a Washington corporation and wholly owned subsidiary of Lowe's ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as
Exhibit 2.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, Sub will be merged (the "Merger") with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Lowe's. At the effective time of the Merger, each share of the Company's Common Stock (excluding shares held by the Company or Lowe's, in each case other than in a fiduciary capacity, and excluding shares held by shareholders who perfect their statutory dissenters' rights under Washington state law) issued and outstanding immediately prior to the effective time of the Merger shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple (rounded to the nearest 1/10,000) of a share of Lowe's Common Stock obtained by dividing $29.00 by the "Base Period Trading Price" (defined to mean the average of the daily closing prices for the shares of Lowe's Common Stock for the ten (10) consecutive trading days on which such shares are actually traded on the New York Stock Exchange (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Lowe's) ending at the close of trading on the fifth trading day immediately preceding the closing date of the Merger); provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $45.31 in the event the Base Period Trading Price is greater than $45.31 or (ii) $33.49 in the event the Base Period Trading Price is less than $33.49. The Company shall not be obligated to consummate the Merger if the "Lowe's Ratio" is less than 70%. The "Lowe's Ratio" shall mean the quotient obtained by dividing the Base Period Trading Price by $39.40. It is the intention of the Company and Lowe's that the Merger for federal income tax purposes will be tax-free to the Company's shareholders and for accounting purposes will qualify as a pooling of interests. In addition, the consummation of the Merger is subject to certain other conditions contained in the Merger Agreement, including approval of the Merger Agreement by the Company's shareholders. Each of the Company's directors has entered into an agreement (the "Shareholder Agreement") to vote his shares in favor of the Merger. A form of the Shareholder Agreement is attached hereto as Exhibit 99.1(a) and incorporated by reference herein.

     On November 22, 1998, the Company and Lowe's issued a joint press release announcing the execution of the Merger Agreement, which press release is attached hereto as Exhibit 99.1(b) and incorporated by reference herein.

     THE FOREGOING SUMMARIES OF THE MERGER AGREEMENT AND THE SHAREHOLDER AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL AGREEMENTS WHICH ARE ATTACHED HERETO AS EXHIBITS.

     The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only by means of a prospectus.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

     2.1 Agreement and Plan of Merger among Lowe's Companies, Inc., Eagle Hardware & Garden, Inc. and Mariner Merger Corporation, dated as of November 22, 1998.


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     99.1(a)  Form of Shareholder Agreement between Lowe's Companies, Inc. and each director of Eagle Hardware & Garden, Inc., dated as of November 22, 1998.

     99.1(b) Press release dated November 22, 1998 announcing the execution of the Merger Agreement.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EAGLE HARDWARE & GARDEN, INC.

Date:     November 25, 1998

                                      By: /s/ RICHARD T. TAKATA
                                          -------------------------------------
                                          Richard T. Takata
                                          President and Chief Executive Officer


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                                   EXHIBIT INDEX

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Exhibit No.                   Description
-----------                   ------------
2.1                           Agreement and Plan of Merger among Lowe's
                              Companies, Inc., Eagle Hardware & Garden, Inc. and
                              Mariner Merger Corporation, dated as of November
                              22, 1998.

99.1(a) Form of Shareholder Agreement between Lowe's Companies, Inc. and each director of Eagle Hardware & Garden, Inc., dated as of November 22, 1998.

99.1(b) Press release dated November 22, 1998 announcing the execution of the Merger Agreement.
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